As filed with the Securities and Exchange Commission on June 2, 2004.
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                  NYMAGIC, INC.
               (Exact name of issuer as specified in its charter)

        New York                                        13-3534162
(State of Incorporation)                    (IRS Employer Identification Number)

                 919 Third Avenue, 10th Floor New York, NY 10022
               (Address of Principal Executive Offices) (Zip Code)

                                  NYMAGIC, INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                  NYMAGIC, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                          Paul J. Hart, General Counsel
                                  NYMAGIC, INC.
                          919 Third Avenue, 10th Floor
                               New York, NY 10022
                     (Name and address of agent for service)

                                 (212) 551-0600
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              J. Mark Poerio, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                    1299 Pennsylvania Ave., N.W., 10th Floor
                            Washington, DC 20004-2400
                                 (202) 508-9582
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

 Title of Securities        Amount to be    Proposed Maximum    Proposed Maximum     Amount of
  to be registered         registered (1)    Offering Price         Aggregate       Registration
                                              Per Unit (2)       Offering Price         Fee
2004 Long-Term Incentive      450,000            $25.78            $11,601,000          $1,469.85
Plan, Common Stock, par
value $1.00 per share
Employee Stock Purchase       50,000             $25.78            $1,289,000           $163.32
Plan, Common Stock, par
value $1.00 per share
                                                                   Total
                                                                   Registration Fee:    $1,633.17

(1) Registered herein are (i) 450,000 shares of the Registrant's Common Stock that may be issued pursuant to its 2004 Long-Term Incentive Plan and (ii) 50,000 shares of the Registrant's Common Stock that may be issued pursuant to its Employee Stock Purchase Plan. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act");

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices per share of the Registrant's Common Stock ($25.78 per share), as reported on the New York Stock Exchange on May 28, 2004, which is within five business days prior to the date of filing of this Registration Statement.

                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

        The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants who receive awards under the NYMAGIC, INC. 2004 Long-Term Incentive Plan or who have the opportunity to make purchases under the NYMAGIC, INC. Employee Stock Purchase Plan and, in accordance with Section 10(a) of the Securities Act and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") are not being filed with, or included in, this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who receive awards under the NYMAGIC, INC. 2004 Long-Term Incentive Plan or who have the opportunity to make purchases under the NYMAGIC, INC. Employee Stock Purchase Plan and, in accordance with Section 10(a) of the Securities Act and Rule 428 promulgated under the Securities Act, are not being filed with, or included in, this Registration Statement. The requests may be sent to:

                                  NYMAGIC, INC.
                          919 Third Avenue, 10th Floor
                            New York, New York 10022
                            Attn: Paul J. Hart, Esq.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which the Registrant has filed with the Commission, are incorporated by reference in this Registration Statement:

        (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 15, 2004 (SEC File No. 001-11238);

        (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 10, 2004 (SEC File No. 001-11238);

        (iii) the Company's Current Reports on Form 8-K as filed with the Commission on February 23, 2004, February 26, 2004, February 26, 2004, March 8, 2004, March 12, 2004, May 11, 2004 and May 13,
               2004 (SEC File No. 001-11238);

        (iv) the description of the Company's Common Stock contained in Registration Statement on Form 8-A, as filed with the Commission on July 2, 1992 under Section 12 of the Exchange Act (SEC File No. 001-11238);


The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. All documents the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Notwithstanding the foregoing, information furnished under Items 9 and 12 of the Company's Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its stockholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

        Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and

Section  723 of the  NYBCL.  Section  725 of the NYBCL  contains  certain  other
miscellaneous   provisions   affecting  the  indemnification  of  directors  and
officers.

        Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

        Article V of the Registrant's By-laws provides that the Registrant will indemnify each person who serves as director or officer of the Registrant to the fullest extent permissible under the NYBCL and the Insurance Law of New York. Specifically, and subject to the applicable provisions of the NYBCL, Article V of the By-laws (i) permits the Registrant to indemnify a director or a director and officer of the Registrant ("Indemnitee") made, or threatened to be made, a party to an action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor, and (ii) requires the Registrant to indemnify an Indemnitee made, or threatened to be made, a party to an action, suit or proceeding including, without limitation, one by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such Indemnitee served in any capacity at the request of the Registrant, to procure a judgment in its favor, (other than an action, suit or proceeding referred to in clause
(i)), whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, was a director or a director and officer of the Registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, provided that the Indemnitee acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Registrant and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; and further provided that the Registrant shall not be required to indemnify an Indemnitee with respect to any action, suit or proceeding commenced by such Indemnitee, or any counterclaim, cross-claim, or third-party claim asserted by the Indemnitee against the Registrant.

        Directors and officers of the Registrant are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims (including with respect to employment practices or securities claims) first made against the insured's or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insured's prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insured's while acting in their individual or collective capacities as directors or officers of the Registrant, or any other matter claimed against them by reason of their being directors or officers of the Registrant. Certain of the Registrant's directors are provided, by their employer, with indemnification against certain liabilities incurred as directors of the Registrant.

        The  Registrant  in the past has entered  into  underwriting  agreements
which  provide  for  indemnification,   under  certain  circumstances,   of  the
Registrant, its officers and its directors by the underwriters.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 NYMAGIC, INC. 2004 Long-Term Incentive Plan (included as Appendix B to Registrant's Definitive Proxy Statement dated April 23, 2004 on Schedule 14-A, filed with the Commission on April 26, 2004 in connection with the Company's 2004 annual meeting of shareholders held on May 26, 2004 (SEC File No. 001-11238), which is incorporated herein by reference).

4.2 NYMAGIC, INC. Employee Share Purchase Plan (included as Appendix C to Registrant's Definitive Proxy Statement dated April 23, 2004 on Schedule 14-A, filed with the Commission on April 26, 2004 in connection with the Company's 2004 annual meeting of shareholders held on May 26, 2004 (SEC File No. 001-11238), which is incorporated herein by reference).

5.1            Opinion of Paul J. Hart, Esq.

23.1           Consent of KMPG LLP, Independent Auditors.

23.2           Consent of Paul J. Hart, Esq. (included in Exhibit 5.1).

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the

                             Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of June, 2004.



                                    NYMAGIC, INC.


                                    By:  /s/ George R. Trumbull, III
                                         ---------------------------
                                         Name:  George R. Trumbull, III
                                         Title: Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints George R. Trumbull, III and Paul J. Hart and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                          Title                                    Date
---------                                          -----                                    ----

/s/ George R. Trumbull, III                        Chairman and Chief Executive Officer     June 2, 2004
---------------------------------
George R. Trumbull, III

/s/  John R. Anderson                              Director                                 June 2, 2004
---------------------------------
John R. Anderson

/s/ Glenn J. Angiolillo                            Director                                 June 2, 2004
---------------------------------
Glenn J. Angiolillo

/s/ John T. Baily                                  Director                                 June 2, 2004
---------------------------------
John T. Baily

/s/ David E. Hoffman                               Director                                 June 2, 2004
---------------------------------
David E. Hoffman

/s/ William J. Michaelcheck                        Director                                 June 2, 2004
---------------------------------
William J. Michaelcheck

/s/ William D. Shaw, Jr.                           Director and Vice Chairman               June 2, 2004
---------------------------------
William D. Shaw, Jr.

/s/ Robert G. Simses                               Director                                 June 2, 2004
---------------------------------
Robert G. Simses


/s/ David W. Young                                 Director                                 June 2, 2004
---------------------------------
David W. Young

/s/ Thomas J. Iacopelli                            Principal Accounting Officer and         June 2, 2004
---------------------------------                  Chief Financial Officer
Thomas J. Iacopelli


                                INDEX TO EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 NYMAGIC, INC. 2004 Long-Term Incentive Plan (included as Appendix B to Registrant's Definitive Proxy Statement dated April 23, 2004 on Schedule 14-A, filed with the Commission on April 26, 2004 in connection with the Company's 2004 annual meeting of shareholders held on May 26, 2004 (SEC File No. 001-11238), which is incorporated herein by reference).

4.2 NYMAGIC, INC. Employee Stock Purchase Plan (included as Appendix C to Registrant's Definitive Proxy Statement dated April 23, 2004 on Schedule 14-A, filed with the Commission on April 26, 2004 in connection with the Company's 2004 annual meeting of shareholders held on May 26, 2004 (SEC File No. 001-11238), which is incorporated herein by reference).

5.1            Opinion of Paul J. Hart, Esq.

23.1           Consent of KMPG LLP, Independent Auditors.

23.2           Consent of Paul J. Hart, Esq. (included in Exhibit 5.1).

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement).